AMENDMENT NO. [     ]
TO
MASTER INVESTMENT ADVISORY AGREEMENT
     This Amendment dated as of [       ]amends the Master Investment Advisory Agreement (the “Agreement”), dated September 11, 2000, between AIM Investment Funds, a Delaware statutory trust, and Invesco Advisers, Inc., successor by merger to Invesco Aim Advisors, Inc., a Delaware corporation.
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Agreement to add the following series portfolios - Invesco Alternative Opportunities Fund, Invesco Commodities Alpha Fund, Invesco FX Alpha Plus Strategy Fund, Invesco FX Alpha Strategy Fund, Invesco Global Advantage Fund, Invesco Global Dividend Growth Securities Fund, Invesco Health Sciences Fund, Invesco International Growth Equity Fund, Invesco Natural Resources Fund, Invesco Pacific Growth Fund, Van Kampen Emerging Markets Fund, Van Kampen Global Bond Fund, Van Kampen Global Equity Allocation Fund, Van Kampen Global Franchise Fund, Van Kampen Global Tactical Asset Allocation Fund, Van Kampen International Advantage Fund and Van Kampen International Growth Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:
“APPENDIX A
FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement

AIM Balanced-Risk Allocation Fund	May 29, 2009

AIM China Fund	March 31, 2006

AIM Developing Markets Fund	September 1, 2001

AIM Global Health Care Fund	September 1, 2001

AIM International Total Return Fund	March 31, 2006

AIM Japan Fund	March 31, 2006

AIM LIBOR Alpha Fund	March 31, 2006

AIM Trimark Endeavor Fund	November 3, 2003

AIM Trimark Fund	November 3, 2003

AIM Trimark Small Companies Fund	November 3, 2003

Name of Fund	Effective Date of Advisory Agreement

Invesco Alternative Opportunities Fund	[ ]

Invesco Commodities Alpha Fund	[ ]

Invesco FX Alpha Plus Strategy Fund	[ ]

Invesco FX Alpha Strategy Fund	[ ]

Invesco Global Advantage Fund	[ ]

Invesco Global Dividend Growth Securities Fund	[ ]

Invesco Health Sciences Fund	[ ]

Invesco International Growth Equity Fund	[ ]

Invesco Natural Resources Fund	[ ]

Invesco Pacific Growth Fund	[ ]

Van Kampen Emerging Markets Fund	[ ]

Van Kampen Global Bond Fund	[ ]

Van Kampen Global Equity Allocation Fund	[ ]

Van Kampen Global Franchise Fund	[ ]

Van Kampen Global Tactical Asset Allocation Fund	[ ]

Van Kampen International Advantage Fund	[ ]

Van Kampen International Growth Fund	[ ]

APPENDIX B
COMPENSATION TO THE ADVISOR
     The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.
AIM Balanced-Risk Allocation Fund

Net Assets	Annual Rate*
First $250 million	0.95%
Next $250 million	0.925%
Next $500 million	0.90%
Next $1.5 billion	0.875%
Next $2.5 billion	0.85%
Next $2.5 billion	0.825%
Next $2.5 billion	0.80%
Over $10 billion	0.775%

*	To the extent AIM Balanced-Risk Allocation Fund invests its assets in Invesco Aim Cayman Commodity Fund I Ltd., a direct wholly-owned subsidiary of AIM Balanced-Risk Allocation Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from AIM Balanced-Risk Allocation Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Aim Cayman Commodity Fund I Ltd.
AIM China Fund
AIM Developing Markets Fund
AIM Japan Fund

Net Assets	Annual Rate
First $250 million	0.935%
Next $250 million	0.91%
Next $500 million	0.885%
Next $1.5 billion	0.86%
Next $2.5 billion	0.835%
Next $2.5 billion	0.81%
Next $2.5 billion	0.785%
Over $10 billion	0.76%

AIM Global Health Care Fund

Net Assets	Annual Rate
First $350 million	0.75%
Next $350 million	0.65%
Next $1.3 billion	0.55%
Next $2 billion	0.45%
Next $2 billion	0.40%
Next $2 billion	0.375%
Over $8 billion	0.35%
AIM International Total Return Fund

Net Assets	Annual Rate
First $250 million	0.65%
Next $250 million	0.59%
Next $500 million	0.565%
Next $1.5 billion	0.54%
Next $2.5 billion	0.515%
Next $5 billion	0.49%
Over $10 billion	0.465%
AIM LIBOR Alpha Fund

Net Assets	Annual Rate
First $1 billion	0.45%
Next $4 billion	0.425%
Over $5 billion	0.40%
AIM Trimark Endeavor Fund
AIM Trimark Small Companies Fund

Net Assets	Annual Rate
First $250 million	0.745%
Next $250 million	0.73%
Next $500 million	0.715%
Next $1.5 billion	0.70%
Next $2.5 billion	0.685%
Next $2.5 billion	0.67%
Next $2.5 billion	0.655%
Over $10 billion	0.64%

AIM Trimark Fund

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.78%
Next $500 million	0.76%
Next $1.5 billion	0.74%
Next $2.5 billion	0.72%
Next $2.5 billion	0.70%
Next $2.5 billion	0.68%
Over $10 billion	0.66%
Invesco Alternative Opportunities Fund

Net Assets	Annual Rate
All Assets	0.20%
Invesco Commodities Alpha Fund

Net Assets	Annual Rate
All Assets	0.50%
Invesco FX Alpha Plus Strategy Fund

Net Assets	Annual Rate**
All Assets	1.10%

**	The base fee is adjusted upward if, during the most recent 12-month period, the Fund outperforms LIBOR plus 6.00% and adjusted downward if, during the most recent 12-month period, the Fund underperforms LIBOR minus 6.00%. The performance adjustment is 20% of the amount by which the Fund outperforms or underperforms LIBOR plus or minus 6.00%, respectively, during the applicable period. The maximum adjustment over any 12-month period is +0.55% of the Fund’s average net assets over the applicable performance period.

Invesco FX Alpha Strategy Fund

Net Assets	Annual Rate***
All Assets	0.55%

***	The base fee is adjusted upward if, during the most recent 12-month period, the Fund outperforms LIBOR plus 2.50% and adjusted downward if, during the most recent 12-month period, the Fund underperforms LIBOR minus 2.50%. The performance adjustment is 20% of the amount by which the Fund outperforms or underperforms LIBOR plus or minus 2.50%, respectively, during the applicable period. The maximum or minimum adjustment over any 12-month period is +0.275% of the Fund’s average net assets over the applicable performance period.
Invesco Global Advantage Fund

Net Assets	Annual Rate
First $1.5 billion	0.57%
Over $1.5 billion	0.545%
Invesco Global Dividend Growth Securities Fund

Net Assets	Annual Rate
First $1 billion	0.67%
Next $500 million	0.645%
Next $1 billion	0.62%
Next $1 billion	0.595%
Next $1 billion	0.57%
Over $4.5 billion	0.545%
Invesco Health Sciences Fund

Net Assets	Annual Rate
First $500 million	0.92%
Next $500 million	0.87%
Over $1 billion	0.845%
Invesco International Growth Equity Fund
Van Kampen International Growth Fund

Net Assets	Annual Rate
First $1 billion	0.75%
Over $1 billion	0.70%

Invesco Natural Resources Fund

Net Assets	Annual Rate
First $250 million	0.545%
Over $250 million	0.42%
Invesco Pacific Growth Fund

Net Assets	Annual Rate
First $1 billion	0.87%
Next $1 billion	0.82%
Over $2 billion	0.77%
Van Kampen Emerging Markets Fund

Net Assets	Annual Rate
First $500 million	1.25%
Next $500 million	1.20%
Next $1.5 billion	1.15%
Over $2.5 billion	1.00%
Van Kampen Global Bond Fund

Net Assets	Annual Rate
First $500 million	0.625%
Next $500 million	0.60%
Next $1 billion	0.575%
Next $1 billion	0.55%
Over $3 billion	0.50%
Van Kampen Global Equity Allocation Fund

Net Assets	Annual Rate
First $750 million	1.00%
Next $500 million	0.95%
Over $1.25 billion	0.90%
Van Kampen Global Franchise Fund

Net Assets	Annual Rate
First $500 million	0.80%
Next $500 million	0.75%
Over $1 billion	0.70%

Van Kampen Global Tactical Asset Allocation Fund

Net Assets	Annual Rate
First $750 million	0.75%
Next $750 million	0.70%
Over $1.5 billion	0.65%
Van Kampen International Advantage Fund

Net Assets	Annual Rate
First $500 million	0.90%
Next $500 million	0.85%
Over $1 billion	0.80%”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM INVESTMENT FUNDS

Attest:		By:
	Assistant Secretary		John M. Zerr Senior Vice President

(SEAL)

INVESCO ADVISERS, INC.

Attest:		By:

	Assistant Secretary		John M. Zerr Senior Vice President
(SEAL)